Exhibit 99.3

Proxy for Common Shares Solicited on Behalf of

the Board of Directors for the Special Meeting of

the Shareholders of CNB Bank Shares, Inc.
to be Held on JANUARY 26, 2026

The undersigned common shareholder of CNB Bank Shares, Inc. (“CNB”) hereby appoints Nancy Ruyle, with power of substitution, attorney and proxy, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the special meeting of shareholders of CNB Bank Shares, Inc., to be held on Monday, January 26, 2026, at 2:00 p.m., Central Time (the “special meeting”), on the lower level of the main office of CNB Bank & Trust, N.A., located at 450 West Side Square, Carlinville, Illinois 62626, or any adjournments or postponments of the special meeting, upon the matters set forth in the notice of special meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.	Adoption of the Agreement and Plan of Merger, dated as of October 20, 2025 (the “merger agreement”), by and among HBT Financial, Inc. (“HBT”), HB-CNB Merger, Inc. and CNB, and the approval of the transactions contemplated thereby, including the merger of CNB with and into HBT, with HBT as the surviving entity (the “merger proposal”).

☐  FOR              ☐ AGAINST          ☐ ABSTAIN

2.	Approval of one or more adjournments of the special meeting, if determined necessary and advisable, including adjournments to permit the further solicitation of proxies in favor of the merger proposal.

☐  FOR              ☐ AGAINST          ☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED ABOVE.

Date:

Signature of Shareholder
Name:	Title:
(See instruction 2)
Date:

Signature of Shareholder (Joint Owner(s))
Name:	Title:
(See instruction 2)

Instructions:

(1)	Please mark, sign and date your proxy as soon as possible and return it in the postage-paid envelope we have provided. Your proxy must be received by January 25, 2026 in order for your shares to be voted by proxy at the special meeting.

(2)	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Total Shares:

	Yes	No
Please indicate whether you plan to attend the special meeting on January 26, 2026 in person:	_____	_____

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.